Exhibit (99)(c)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions, except per share data)	September 30, 2006	December 31, 2005
ASSETS
Cash and due from banks	$11,850	15,072
Interest-bearing bank balances	5,270	2,638
Federal funds sold and securities purchased under resale agreements (carrying amount of collateral held $10,198 at September 30, 2006, $4,069 repledged)	18,497	19,915

Total cash and cash equivalents	35,617	37,625

Trading account assets	43,904	42,704
Securities	107,826	114,889
Loans, net of unearned income	290,759	259,015
Allowance for loan losses	(3,004)	(2,724)

Loans, net	287,755	256,291

Loans held for sale	9,039	6,405
Premises and equipment	5,536	4,910
Due from customers on acceptances	1,200	824
Goodwill	23,535	21,807
Other intangible assets	1,355	1,208
Other assets	44,155	34,092

Total assets	$559,922	520,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	63,880	67,487
Interest-bearing deposits	259,418	257,407

Total deposits	323,298	324,894
Short-term borrowings	58,749	61,953
Bank acceptances outstanding	1,213	892
Trading account liabilities	19,553	17,598
Other liabilities	16,513	15,986
Long-term debt	86,419	48,971

Total liabilities	505,745	470,294

Minority interest in net assets of consolidated subsidiaries	2,997	2,900

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at September 30, 2006	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	—	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.581 billion shares at September 30, 2006	5,271	5,189
Paid-in capital	34,276	31,172
Retained earnings	12,696	11,973
Accumulated other comprehensive income, net	(1,063)	(773)

Total stockholders’ equity	51,180	47,561

Total liabilities and stockholders’ equity	$559,922	520,755

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2006	2005	2006	2005
INTEREST INCOME
Interest and fees on loans	$5,096	3,588	14,240	10,124
Interest and dividends on securities	1,692	1,434	4,942	4,297
Trading account interest (a)	401	387	1,113	1,119
Other interest income	595	635	1,600	1,659

Total interest income	7,784	6,044	21,895	17,199

INTEREST EXPENSE
Interest on deposits	2,238	1,408	6,052	3,679
Interest on short-term borrowings	860	742	2,333	2,013
Interest on long-term debt	1,145	507	2,838	1,349

Total interest expense	4,243	2,657	11,223	7,041

Net interest income	3,541	3,387	10,672	10,158
Provision for credit losses	108	82	228	168

Net interest income after provision for credit losses	3,433	3,305	10,444	9,990

FEE AND OTHER INCOME
Service charges	638	555	1,834	1,596
Other banking fees	427	385	1,304	1,091
Commissions (a)	562	598	1,773	1,770
Fiduciary and asset management fees (a)	823	749	2,392	2,221
Advisory, underwriting and other investment banking fees	292	294	912	784
Trading account profits (a)	123	160	506	317
Principal investing	91	166	383	266
Securities gains	94	29	71	163
Other income (a)	415	322	1,390	1,022

Total fee and other income	3,465	3,258	10,565	9,230

NONINTEREST EXPENSE
Salaries and employee benefits	2,531	2,476	7,880	7,201
Occupancy	284	260	850	781
Equipment	291	276	870	810
Advertising	54	50	157	142
Communications and supplies	158	158	487	478
Professional and consulting fees	200	167	551	449
Other intangible amortization	92	101	282	323
Merger-related and restructuring expenses	38	83	130	234
Sundry expense	397	433	1,338	1,246

Total noninterest expense	4,045	4,004	12,545	11,664

Minority interest in income of consolidated subsidiaries	104	104	289	239

Income before income taxes	2,749	2,455	8,175	7,317
Income taxes	872	790	2,685	2,381

Net income	$1,877	1,665	5,490	4,936

PER COMMON SHARE DATA
Basic earnings	$1.19	1.07	3.49	3.16
Diluted earnings	1.17	1.06	3.43	3.10
Cash dividends	$0.56	0.51	1.58	1.43
AVERAGE COMMON SHARES
Basic	1,573	1,549	1,571	1,561
Diluted	1,600	1,575	1,600	1,590

(a)	Amounts presented in 2005 have been reclassified to conform to the presentation in 2006.